UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers .

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(b) On May 14, 2010, the Registrant (the “Company”), concluded that previously issued financial statements filed on Form 10-Q for the three month period ended March 31, 2009, should no longer be relied on due to an accounting error identified by the Company. The Company has concluded that the cumulative error is immaterial for the year ended December 31, 2009, but would be material to the quarter ended March 31, 2010. The Company has restated its March 31, 2009 quarterly information in the Form 10-Q filed on May 14, 2010 to reflect the error and included appropriate disclosure in Note 1 to the condensed consolidated financial statements. The cumulative error relates to the recording of the abandonment of patent and patent applications that caused losses for the aforesaid quarter to be understated by approximately $34,000.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers .
On May 10, 2010, John A. de Havilland, a Director of the Registrant, resigned as a member of its Board of Directors. On May 11, 2010, the Board of Directors of the Registrant accepted Mr. de Havilland’s resignation with regret and resolved to thank him for his many years of valuable service. At the time of his resignation Mr. de Havilland was a member of the Audit Committee and a member and Chairman of the Compensation and Nominating Committee of the Board of the Registrant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ John B. Wynne, Jr.
John B. Wynne, Jr.
Its: Interim Chief Financial Officer, Vice President and Treasurer

Dated: May 14, 2010

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